Exhibit 99.1
MedAvail Reports Second Quarter 2023 Financial Results

PHOENIX, Ariz. GlobeNewswire – August 14, 2023 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”), an innovative pharmacy technology company, today reported financial results for the second quarter ended June 30, 2023.
“During the second quarter, we were able to sustain the positive momentum that we have experienced since we began focusing on the immense market opportunity for our pharmacy technology in January of this year,” said Mark Doerr, Chief Executive Officer of MedAvail. “Of note, we placed an additional two revenue generating MedCenters in the field, bringing our year-to-date total to six, and we reiterate our expectation that we will place 25 net new revenue generating MedCenters in the field during 2023.”
“Our pipeline continues to grow, primarily in the primary care and urgent care channels. In addition, Curant Health represents our first foray into Federally Qualified Health Centers, a new channel for us and one that significantly expands both our addressable and total market opportunities. Curant is also our first partner to be brought live via the Google Cloud, and we remain on track to migrate all partners to the Cloud by the end of the year.
“Our recently announced integration with our largest partner, Texas Health Resources, through a full API integration with the EPIC Willow pharmacy management system is proving to have a significant positive impact on our pipeline.
“Importantly, we are well financed, and with our expectation for topline growth combined with expense efficiencies, we believe we can achieve operating cash flow breakeven in 2025 without the need for additional dilutive equity financings,” Mr. Doerr concluded.
Second Quarter and Recent Developments

•Generated second quarter net revenue of approximately $405,000 and placed two net new dispensing MedCenters.

•Announced successful streamlined API integration with its largest partner, Texas Health Resources, via the EPIC Willow pharmacy management system (PMS), and availability of the API integration in the EPIC Connection Hub through the open.epic download page here. The new API integration has reduced average script dispense times by 36%, driving higher patient satisfaction.

•Announced contract with Curant Health as the company’s first partner in the Federally Qualified Health Center (FQHC) channel and the first to be brought live via the Google Cloud. The Curant contract went live in June 2023.
•Contracted with New Enterprise Ventures to augment internal sales and account management efforts, particularly within the health system and urgent care partner channels.
•Announced new contract with Oak Lawn Pharmacy for ten M4 MedCenters, of which two will be deployed this year and the remaining eight will be deployed within 24 months of contract execution.
•Continued to build a pipeline comprised of a mix of existing and new customers across the primary care and urgent care channels.
•Ended the quarter with $14.4 million of cash and cash equivalents, excluding restricted cash of $676,000. Based on the company’s expectation for topline growth combined

Exhibit 99.1
with expense efficiencies, MedAvail believes it can achieve operating cash flow breakeven in 2025 without the need for additional dilutive equity financings.
•Completed a 1-for-50 reverse stock split of its common stock, which the company believes will bring it back into compliance with Nasdaq's listing requirements by mid-August 2023.

Financial Outlook
MedAvail is today reaffirming its prior guidance for the full year 2023. In addition, the Company has substantially completed the disposition of its previous retail pharmacy business as of March 31, 2023. The following comparison excludes discontinued operations.
The company expects total revenue for the pharmacy technology business to be approximately $3 million, which would represent greater than 100% growth over 2022 pharmacy technology revenue of $1.4 million. In addition, the company expects to place 25 net new dispensing MedCenters in 2023.
MedAvail further expects full-year 2023 gross margins to be approximately 60%.

Management Commentary
Beginning this quarter, in lieu of an earnings conference call, the Company plans to provide written commentary regarding its quarterly performance and other business matters. Such commentary will be generally consistent with information typically discussed on the Company’s earnings calls and will be provided concurrently with the issuance of the Company’s quarterly earnings press release. The earnings press release and additional written commentary will be made available at https://investors.medavail.com/news-events/events.

About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a pharmacy technology company, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Non-GAAP Financial Measures
MedAvail refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including adjusted EBITDA. See the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy and market opportunity; potential future revenue and cost savings projections and expectations for growth and profitability; margin,

Exhibit 99.1
utilization and cost reduction improvements; new MedCenter placements; and Nasdaq listing developments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to our ability to successfully achieve the benefits of a pharmacy technology only business and the efficiencies related to our restructuring and reorganization; the risk that MedAvail will not realize anticipated revenue growth, MedCenter placements or expense reductions; the possible loss of key employees, customers, or suppliers; and other risks discussed under the heading "Risk Factors" in MedAvail’s recent Annual Report on Form 10-K and MedAvail’s Quarterly Reports on Form 10-Q, and other filings MedAvail makes with the Securities and Exchange Commission in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Investor Relations
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
ir@medavail.com

SOURCE MedAvail Holdings, Inc.

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30, 2023
	2023	2022
Revenue:
Hardware and subscription revenue	$127	$289
Service revenue	278	254
Total revenue	405	543
Cost of products sold and services:
Hardware cost of products sold	131	221
Service costs	96	115
Total cost of products sold and services	227	336
Other operating expenses:
General and administrative	4,365	5,053
Selling and marketing	122	55
Research and development	145	219
Total operating expense	4,632	5,327
Operating loss	(4,454)	(5,120)
Loss from change in fair value of warrant liabilities	(896)	—
Interest expense	(146)	(273)
Loss before income taxes	(5,496)	(5,393)
Income tax expense	—	(24)
Net loss and comprehensive loss from continued operations	(5,496)	(5,417)
Discontinued operations:
Loss from discontinued operations	(295)	(6,301)
Net loss	$(5,791)	$(11,718)

Basic and diluted net loss per share: (1)
Loss from continued operations	$(3.06)	$(3.91)
Loss from discontinued operations	$(0.16)	$(4.54)
Weighted average shares outstanding - basic and diluted	1,798,245	1,387,134
(1) Amounts have been adjusted to reflect the one-for-fifty reverse stock split effected July 31, 2023.

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$14,359	$11,444
Restricted cash	676	676
Accounts receivable	292	404
Inventories	10,065	8,817
Prepaid expenses and other current assets	711	2,569
Current assets from discontinued operations	946	4,842
Total current assets	27,049	28,752
Property, plant and equipment, net	732	438
Intangible assets, net	657	451
Right-of-use assets	701	624
Other assets	40	30
Long-term assets from discontinued operations	729	2,837
Total assets	$29,908	$33,132

Exhibit 99.1

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Continued)
(Unaudited)
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$796	$818
Accrued liabilities	462	552
Accrued payroll and benefits	832	1,379
Deferred revenue	346	152
Current portion of lease obligations	208	246
Current liabilities from discontinued operations	1,512	2,794
Total current liabilities	4,156	5,941
Long-term debt, net	1,506	4,798
Long-term portion of lease obligations	550	441
Long-term liabilities from discontinued operations	651	1,128
Total liabilities	6,863	12,308
Commitments and contingencies
Stockholders' equity:
Common shares ($0.001 par value, 300,000,000 shares authorized, 1,613,870 and 1,603,394 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively) (1)	2	2
Warrants	35,480	11,148
Additional paid-in-capital	257,318	256,308
Accumulated other comprehensive loss	(6,928)	(6,928)
Accumulated deficit	(262,827)	(239,706)
Total stockholders' equity	23,045	20,824
Total liabilities and stockholders' equity	$29,908	$33,132
(1) Amounts have been adjusted to reflect the one-for-fifty reverse stock split effected July 31, 2023.

Exhibit 99.1

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA for a particular period as net loss (income) before interest, taxes, depreciation and amortization, and as further adjusted for initial loss on issuance of warrants, loss (gain) from change in fair value of warrant liabilities, loss from discontinued operations, and share-based compensation expense.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like costs related to our discontinued operations that we believe are not relevant to our continuing pharmacy technology business. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands)

	Three Months Ended June 30, 2023
	2023	2022
Net loss	$(5,791)	$(11,718)
Adjustments to calculate EBITDA:
Interest expense	146	273
Income tax expense	—	24
Depreciation and amortization (1)	86	485
EBITDA	$(5,559)	$(10,936)
Adjustments as follows:
Loss from change in fair value of warrant liabilities	896	—
Loss from discontinued operations	295	6,301
Share-based compensation expense	381	612
Adjusted EBITDA	$(3,987)	$(4,023)
(1) Excludes $345 thousand and $169 thousand in operating lease amortization for the three months ended June 30, 2023, and 2022, respectively.